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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



           We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 23 1998, except as to Note 12 which is as of May 25, 1998, appearing on page 31 of Arbor Software Corporation's Annual Report on Form 10-K for the year ended March 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Jose, California
August 14, 1998